Exhibit 10.20

QEPM OMNIBUS SIDE AGREEMENT

This QEPM Omnibus Side Agreement (this "Agreement") is dated as of February 11, 2015, by and among Tesoro Logistics GP, LLC, a Delaware limited liability company ("TLGP") and Tesoro Logistics LP, a Delaware limited partnership ("TLLP"). TLGP and TLLP are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

A.The Parties and certain of their affiliates entered into the First Amended and Restated Omnibus Agreement, dated as of December 2, 2014 (the "A&R Omnibus Agreement"), which governs the provision of certain services by the Parties to QEP Midstream Partners, LP, a Delaware limited partnership, and its subsidiaries (collectively, the "Partnership Group").

B.Pursuant to Section 3.2 of the A&R Omnibus Agreement, the Administrative Fee (as defined in the A&R Omnibus Agreement) for the services provided by the Parties are paid directly to TLGP, regardless of which entity performed services on behalf of the Partnership Group.

C.The Parties desire to enter into this agreement to clarify the apportionment of the Administrative Fee between the Parties for the services rendered by each of them and the determination of the Administrative Fee in certain instances.

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions. In addition to the terms defined in the introductory paragraph and the recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in the A&R Omnibus Agreement.

Section 1.2    Rules of Construction.    Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the A&R Omnibus Agreement.

ARTICLE II

DETERMINATION AND PAYMENT OF
ADMINISTRATIVE FEE

Section 2.1     Subject to Section 2.2 below, upon each payment of the Administrative Fee to TLGP by the Partnership Group pursuant to Section 3.2(c)(ii) of the A&R Omnibus Agreement, TLGP will promptly thereafter remit a payment equal to $850,000 to TLLP in consideration for the services rendered by TLLP on behalf of the Partnership Group (the "TLLP Payment'). No later than 15 calendar days after the end of each calendar month, TLLP shall provide TLGP with reasonable documentary support with respect to the amount of the TLLP Payment.

Section 2.2     If the TLLP Payment is either insufficient to reimburse TLLP for, or is in excess of, costs incurred by TLLP in providing services on behalf of the Partnership Group in any period during the term of the A&R Omnibus Agreement, the Parties may adjust the TLLP Payment as mutually agreed for such term (the "Adjusted TLLP Payment'); provided, however, that if such adjustment is necessary, TLLP shall provide TLGP with a revised payment amount and reasonable documentary support thereof in sufficient time for TLGP to timely prepare and submit the invoice or invoices required by Section 3.2(c)(i) of the A&R Omnibus Agreement. The Adjusted TLLP Payment shall remain in effect for the term agreed upon by the Parties, after the expiration of which, the payment will revert to the amount of the TLLP Payment set forth in Section 2.1 above.

ARTICLE III
MISCELLAEOUS

Section 3.1     Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 3.2     This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

Section 3.3     This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 3.4     This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one agreement. A Party's delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 3.5     Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive from the date hereof and remain in full force and effect in accordance with their applicable terms.

Section 3.6     A failure by any Party to -comply with any of its obligations, agreements or conditions herein contained may be waived by either Party, as applicable, by an instrument signed by such party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 3.7     This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

Section 3.8     Except as otherwise expressly provided for in this Agreement, no Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may be withheld for any reason) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.9     Each of the Parties shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any entity that becomes a Subsidiary or Affiliate of such Party on and after the date hereof.

Section 3.10    Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 3.11    The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement that is manifestly unjust.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

TESORO LOGISTICS GP, LLC

By:      /s/ PHILLIP M. ANDERSON
Name:    Phillip M. Anderson
Title:    President

TESORO LOGISTICS LP

By:    Tesoro Logistics GP, LLC, its general partner

By:      /s/ PHILLIP M. ANDERSON
Name:    Phillip M. Anderson
Title:    President

Signature Page to Side Agreement- QEPM Omnibus